Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2023, with respect to the consolidated financial statements of Zoom Video Communications, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
March 3, 2023